Exhibit 4.3


                          SECOND SUPPLEMENTAL INDENTURE
                            (Senior Debt Securities)


     SECOND SUPPLEMENTAL INDENTURE dated as of April 15, 1997 (this "Second Supplemental Indenture"), to the Indenture, dated as of April 15, 1997 (the "Indenture"), among THE MONEY STORE INC., a New Jersey corporation (hereinafter called the "Company"), having its principal executive office at 2840 Morris Avenue, Union, New Jersey 07083, THE CHASE MANHATTAN BANK, a New York banking corporation (hereinafter called the "Trustee"), having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001, and the subsidiaries of the Company which are Subsidiary Guarantors under the Indenture (the "Subsidiary Guarantors").

                              W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Debt Securities") to be issued in one or more series, as provided in the Indenture; and

     WHEREAS, each of the Subsidiary Guarantors has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured Subsidiary Guarantee (as defined in the Indenture) of the Company's Debt Securities; and

     WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Second Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Debt Securities designated as its 8.375% Senior Notes due 2004 in the aggregate principal amount of $125,000,000, a specimen copy of which is attached hereto as Exhibit A (the "Notes"), on the terms set forth herein, such Notes to be guaranteed by the Subsidiary Guarantors, on the terms set forth herein; and

     WHEREAS, Section 11.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee without the consent of any holder of any Debt Securities to, inter alia, establish the terms of any Debt Securities as permitted by Sections 2.01 and
3.01 of the Indenture, provided certain conditions are met; and

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

     NOW THEREFORE, there is hereby established a series (as that term is used in Section 3.01 of the Indenture) of Debt Securities to be issued under the Indenture, which series of Debt Securities shall have the terms set forth herein and in the Notes, and in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and proportionate benefit of all holders of the Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE ONE

                              SCOPE OF THIS SECOND
                             SUPPLEMENTAL INDENTURE

     Section 1.1. CHANGES, ETC. APPLICABLE ONLY TO THE NOTES. The changes, modifications and supplements to the Indenture effected by this Second Supplemental Indenture in Sections 2.1 through 2.6 hereof shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to $125,000,000, except as provided in Section 3.01(2) of the Indenture, and shall not apply to any other Debt Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

     Section 2.1. AMENDMENT TO SECTION 1.01. Section 1.01 of the Indenture is hereby amended by adding the following definition in its proper alphabetical order:

     "Notes" means $125,000,000 aggregate principal amount of the Company's 8.375% Senior Notes due 2004.

     Section 2.2. AMENDMENT TO ARTICLE TEN. Article Ten of the Indenture is hereby amended by deleting the words "Intentionally Omitted" and inserting instead "Consolidation, Merger, Conveyance, Transfer or Lease" and adding the following Sections 10.01 and 10.02:

         "Section 10.01. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                           The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless:

                           (1) the successor entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Company as an entirety (the "successor company") shall be a corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States or any State or the District or Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                           (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

                           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                           For purposes of this Section 10.01, assets of the Company which did not account for at least 50% of the consolidated net income of the Company for its most recent fiscal year ending prior to the consummation of such transactions shall not in any event be deemed to be all or substantially all of the assets of the Company.

                  Section 10.02.  SUCCESSOR CORPORATION SUBSTITUTED.

                           Upon any consolidation with or merger into any other Person, or any conveyance, transfer or lease of all or substantially all of the assets of the Company as an entirety in accordance with
         Section 10.01, the successor company formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, as supplemented, with the same effect as if such successor company had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, as supplemented, and the Notes."

     Section 2.3. AMENDMENT TO SECTION 12.07. Section 12.07 of the Indenture is hereby amended by deleting the words "Intentionally Omitted" and inserting instead the following new Section 12.07:

                  "Section 12.07.  LIMITATION UPON LIENS.

                           The Company will not at any time directly or indirectly create or assume, otherwise than in favor of the Company or a Wholly-Owned Subsidiary, any pledge or other lien or encumbrance upon any stock of any Subsidiary directly owned by the Company, whether now owned or hereafter acquired, without making effective provision (and the Company covenants that in such case it will make or cause to be made, effective provision) whereby the Notes shall be secured by such pledge, lien or encumbrance equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured.

                  For purposes of this Section 12.07, "Subsidiary" shall mean a Subsidiary which accounted for at least 25% of the consolidated net income of the Company for its most recent fiscal year ending prior to the creation or assumption of such pledge, lien or encumbrance."

     Section 2.4 RANKING. The Notes will be senior unsecured obligations of the Company, ranking in right of payment, on a pari passu basis, with all existing and future unsecured and unsubordinated indebtedness and guarantees of the Company and senior to all existing and future subordinated indebtedness of the Company.

     Section 2.5 TERMS OF THE NOTES. In accordance with Section 3.01 of the Indenture, the Notes are subject to the terms set forth in this Second Supplemental Indenture including without limitation Exhibit A hereto, the terms of which are hereby incorporated in their entirety by reference. In addition to the other terms of the Notes which are set forth elsewhere in this Second Supplemental Indenture and Exhibit A hereto, the Notes are subject to all of the provisions of the Indenture including, without limitation, the Company's legal defeasance option and covenant defeasance option pursuant to Section 15.02 of the Indenture. For purposes of Section 15.02 of the Indenture, the restrictive covenants referred to therein shall include the covenants set forth in Article Two of this Second Supplemental Indenture.

     Section 2.6 SUBSIDIARY GUARANTEES. In accordance with Section 16.01 of the Indenture, the Notes are subject to the terms set forth in the Guarantee of the Subsidiary Guarantors included in the form of Note attached hereto as Exhibit A. With respect to any Subsidiary Guarantor, such Guarantee shall rank equally in right of payment, on a pari passu basis, will all existing and future unsecured and unsubordinated indebtedness and guarantees of such Subsidiary Guarantor, including the Subsidiary Guarantor's guarantee of the Senior Unsecured Notes (as defined below). Such Guarantee shall terminate with respect to any Subsidiary Guarantor upon such Subsidiary Guarantor's termination as a guarantor of the Senior Unsecured Notes. The Company hereby agrees that if any other Subsidiary shall in the future become a guarantor of the Senior Unsecured Notes, the Company shall cause such Subsidiary to become an additional Subsidiary Guarantor. "Senior Unsecured Notes" means (i) the Company's 7.63% Senior Notes due April 15, 1998 issued pursuant to that certain Note Purchase Agreement dated as of April 15, 1993 (as amended from time to time), (ii) the Company's 9.0% Senior Notes due March 31, 2004 issued pursuant to that certain Note Purchase Agreement dated as of April 6, 1995 (as amended from time to time), (iii) the Company's 9.16% Senior Notes due September 9, 1997 issued pursuant to that certain Note Purchase Agreement dated as of September 9, 1992 (as amended from time to time), (iv) the Company's 7.73% Senior Notes due September 30, 2000 issued pursuant to that certain Note Purchase Agreement dated as of September 30, 1993 (as amended from time to time), (v) the Company's 7.94% Senior Notes due September 30, 2000 issued pursuant to that certain Note Purchase Agreement dated as of September 30, 1993 (as amended from time to time), and (vi) the Company's 8.87% Senior Notes due September 30, 1999 issued pursuant to that certain Note Purchase Agreement dated as of September 20, 1994 (as amended from time to time), (vii) the Company's 8.94% Senior Notes due September 30, 2000 issued pursuant to that certain Note Purchase Agreement dated as of September 20, 1994 (as amended from time to time), (viii) the Company's 7.83% Senior Notes due 1999 issued pursuant to that certain Note Purchase Agreement dated as of September 13, 1995 (as amended from time to time), (ix) the Company's 7.88% Senior Notes due 2004 issued pursuant to that certain Note Purchase Agreement dated as of September 13, 1995 (as amended from time to time) and (x) the Company's 8.03% Senior Notes due 2001 issued pursuant to that certain Note Purchase Agreement dated as of September 13, 1995 (as amended from time to time).

                                  ARTICLE THREE

                                  MISCELLANEOUS

     Section 3.1. DEFINED TERMS. Unless otherwise provided in this Second Supplemental Indenture, all defined terms used in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.

     Section 3.2. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

     SECTION 3.3. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

     Section 3.4. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.5. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 3.6. SEVERABILITY OF PROVISIONS. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.7. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     Section 3.8. BENEFIT OF SUPPLEMENTAL INDENTURE. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

     Section 3.9. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR SUFFICIENCY. The recitals contained herein, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the sufficiency of this Second Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                      THE MONEY STORE INC.


                                      By:/s/ Morton Dear
                                          Name: Morton Dear
                                          Title: Executive Vice President


                                     THE CHASE MANHATTAN BANK,
                                     as Trustee


                                     By:/s/ Kathleen Perry
                                         Name: Kathleen Perry
                                         Title: Second Vice President

                                     THE MONEY STORE/D.C. INC.
                                     THE MONEY STORE/KENTUCKY INC.
                                     THE MONEY STORE/MINNESOTA INC.
                                     THE MONEY STORE AUTO FINANCE INC.
                                     CLASSNOTES INC.
                                     DYNA-MARK, INC.
                                     EQUITY INSURANCE AGENCY, INC.
                                     MAJOR BROKERAGE CO., INC.
                                     PRINCETON ESCROW
                                     THE MONEY STORE HOME EQUITY CORP.
                                     THE MONEY STORE INVESTMENT CORP.
                                     THE MONEY STORE OF NEW YORK INC.
                                     THE COMMERCE GROUP
                                     THE MONEY STORE COMMERCIAL MORTGAGE INC.
                                     THE MONEY STORE SERVICE CORP.
                                     TMS MORTGAGE INC.
                                     THE MONEY STORE U.K. INC.
                                     THE MONEY STORE REALTY INC.
                                     TMS VENTURE HOLDINGS, INC.,
                                     as Subsidiary Guarantors


                                     By:/s/ Morton Dear
                                         Name: Morton Dear
                                         Title: Executive Vice President of each
                                                of the Subsidiary Guarantors,
                                                other than The Money Store
                                                Service Corp. of which he is
                                                President

                                                               EXHIBIT A


                          [FORM OF FACE OF SENIOR NOTE]

                              THE MONEY STORE INC.
                          8.375% Senior Notes Due 2004
   Unconditionally guaranteed as to payment of principal of and interest by the subsidiaries of The Money Store Inc. signatories hereto.

REGISTERED                                                  REGISTERED

No. R-_
CUSIP 60934T AP6                                          $------------

                  If this Note is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New
                  York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     THE MONEY STORE INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (herein called the "Company", which term includes any successor corporation under the Indenture, as defined on the reverse side hereof), for value received hereby promises to pay to ______________, or registered assigns, the principal sum of $______________ (_______________ DOLLARS) on April 15, 2004 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 15 and October 15 of each year, commencing October 15, 1997 on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from April 15, 1997 or from the most recent Interest Payment Date for which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. The interest so payable on each Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date, which shall be the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     Payment of the principal of, and premium, if any, on, this Note will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee. Interest will be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

     THIS NOTE SHALL BE DEEMED A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          THE MONEY STORE INC.


                                          By:__________________________
                                              Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated therein issued under the within-mentioned Indenture.


THE CHASE MANHATTAN BANK,
  as Trustee


By:______________________________
      Authorized Officer

                             [REVERSE SIDE OF NOTE]

                              THE MONEY STORE INC.
                          8.375% Senior Notes Due 2004


     This Note is one of a duly authorized issue of Debt Securities of the Company designated as its 8.375% Senior Notes due 2004 (herein called the "Notes"), limited in aggregate principal amount to $125,000,000, issued and to be issued under an Indenture dated as of April 15, 1997, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1997, and as amended and supplemented by the Second Supplemental Indenture dated as of April 15, 1997 (herein called the "Indenture"), among the Company, the subsidiary guarantors named therein (the "Subsidiary Guarantors") and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties, obligations and immunities of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount with like terms and conditions, will be issued to the designated transferee.

     The Notes are issuable only as registered Notes without Coupons in the denominations of $1,000, and integral multiples thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes with like terms and conditions of different authorized denominations, as requested by the Holder surrendering the same.

     Except as otherwise provided in the Indenture, no service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer or exchange of this Note, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default shall occur with respect to the Notes, the principal of all the Notes, plus accrued and unpaid interest (and premium, if any), may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Notes are not subject to any sinking fund and are not subject to any redemption prior to maturity.

     The Indenture contains provisions permitting the Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture, voting separately, to enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture of such Debt Securities, or Coupons, if any; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby, (i) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof, or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made regarding any Coupon, or change the Currency or Currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund, or impair the right to institute suit for the enforcement of any payment on or after the stated Maturity thereof, or (ii) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series, on behalf of the Holders of all the Debt Securities of any such series, to waive compliance by the Company or the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults or Event of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of or the interest (and premium, if any) on this Note, or any part thereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company or any Subsidiary Guarantor of any predecessor or successor corporation, either directly or indirectly through the Company or any Subsidiary Guarantor, or any such predecessor or successor corporation whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture or any indenture supplemental thereto and this Note are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, stockholder, officer or director, past, present or future, of the Company or any Subsidiary Guarantor or any predecessor or successor corporation, either directly or indirectly through the Company or any such predecessor or successor corporation, because of the indebtedness authorized under the Indenture or under or by reason of any of the obligations, covenants, promises or agreements contained in the Indenture or in this Note or to be implied therefrom or herefrom; and that any such personal liability, by the acceptance hereof and as part of the consideration for the issue hereof, is expressly waived and released.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to his Note.

     All terms used in this Note which are not defined in this Note shall have the meanings assigned to them in the Indenture.

                  The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws and regulations:

                  TEN COM  -  as tenants in common
                  TEN ENT  -  as tenants by the entirety
                  JT TEN   -  as joint tenants with right of survivorship and
                              not as tenants in common
                  UNIF GIFT
                  MIN ACT  -  --------------------Custodian------------------
                              (Cust)                         (Minor)
                              under Uniform Gifts to Minors Act

                              ---------------------------------
                                        (State)

    Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------
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------------------------------------------------------------------------
               (Name and Address of Assignee, including zip code)

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the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

------------------------------------------------------------------------Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

                                    GUARANTEE

     FOR VALUE RECEIVED, each of the Subsidiary Guarantors named below (herein called the "Subsidiary Guarantors," which term includes any successor corporation under the Indenture referred to in the Note upon which this Guarantee is endorsed) hereby fully and unconditionally guarantees, jointly with each other Subsidiary Guarantor and severally with each other Subsidiary Guarantor, to each Holder of the Note upon which this Guarantee is endorsed, the due and punctual payment of the principal of (and premium, if any) and interest on said Note provided for pursuant to the terms hereof, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, in accordance with the terms thereof and of the Indenture. In case of the failure of The Money Store Inc. or any successor thereto (herein called the "Company") punctually to make any such payment, each of the Subsidiary Guarantors hereby, jointly with each other Subsidiary Guarantor and severally with each other Subsidiary Guarantor, agrees to cause any such payment to be made punctually when and as the same shall become due and payable, and as if such payment were made by the Company.

     Each of the Subsidiary Guarantors hereby, jointly with each other Subsidiary Guarantor and severally with each other Subsidiary Guarantor, agrees that its obligations hereunder shall be as if it were principal debtor and not merely as surety, and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of said Note or the Indenture, any failure to enforce the provisions of said Note or the Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of said Note, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect of said Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of all other obligations contained in said Note and in this Guarantee.

     This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of said Note, in whole or in part, is rescinded or must otherwise be restored to the Company or the Subsidiary Guarantors upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

     Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holder of said Note against the Company in respect of any amounts paid to such Holder by such Subsidiary Guarantor pursuant to the provisions of the Guarantee or the Indenture referred to in such Note; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on, all Notes of the series of which the Note upon which this Guarantee is endorsed constitutes a part shall have been indefeasibly paid in full.

     The Indenture provides that in the event that this Guarantee would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of each Subsidiary Guarantor hereunder shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

     This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Guarantee upon the terms and subject to certain conditions provided in the Indenture and any supplemental indentures thereto.

     By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Guarantee for the benefit of the Holder of the Notes upon which this Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Guarantee.

     All terms used in this Guarantee which are defined in the Indenture referred to in the Note upon which this Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

     Subject to the next following paragraph, each Subsidiary Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same valid obligation of the Subsidiary Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture.

     Reference is made to the Indenture for further provisions with respect to this Guarantee.

     THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guarantee to be executed on its behalf by its duly authorized officer as of the date of the Trustee's authentication of the Note upon which this Guarantee is endorsed.

                          THE MONEY STORE/D.C. INC.
                          THE MONEY STORE/KENTUCKY INC.
                          THE MONEY STORE/MINNESOTA INC.
                          THE MONEY STORE AUTO FINANCE INC.
                          CLASSNOTES INC.
                          DYNA-MARK, INC.
                          EQUITY INSURANCE AGENCY, INC.
                          MAJOR BROKERAGE CO., INC.
                          PRINCETON ESCROW
                          THE MONEY STORE HOME EQUITY CORP.
                          THE MONEY STORE INVESTMENT CORPORATION
                          THE MONEY STORE OF NEW YORK INC.
                          THE COMMERCE GROUP
                          THE MONEY STORE COMMERCIAL MORTGAGE INC.
                          THE MONEY STORE SERVICE CORP.
                          TMS MORTGAGE INC.
                          THE MONEY STORE U.K. INC.
                          THE MONEY STORE REALTY INC.
                          TMS VENTURE HOLDINGS, INC.,
                          as Subsidiary Guarantors


                          By:_________________________________
                             Name:
                             Title: